Exhibit 99.1

Teleflex ®	NEWS
155 South Limerick Road, Limerick, PA 19468 USA — Phone: 610-948-5100 — Fax: 610-948-5101

Contact:	Jake Elguicze Senior Director, Investor Relations 610-948-2836

FOR IMMEDIATE RELEASE	July 27, 2009

TELEFLEX REPORTS SECOND QUARTER 2009 RESULTS
RAISES FULL YEAR 2009 OUTLOOK

Second Quarter Diluted EPS from Continuing Operations Excluding Special Items of $0.96 per share, up 17%
Second Quarter GAAP diluted EPS from Continuing Operations of $0.16 per share

Raises Full Year 2009 Outlook for Diluted EPS from Continuing Operations Excluding Special Items to $3.40 to $3.60 per share, adjusts GAAP basis to $2.35 to $2.60 per share

Limerick, PA — Teleflex Incorporated (NYSE: TFX) today announced financial results for the second quarter ended June 28, 2009 and raised its full year financial outlook.

Second Quarter Financial Highlights

Revenues from continuing operations were $483.1 million compared to $559.7 million in the second quarter of 2008, down 14%. This decline resulted from a decrease in core revenue of 8%, an unfavorable currency impact of 5%, and a loss of revenues of 1% resulting from the sale of our Marine gauge business. Core revenue was flat in the Medical Segment and down 36% and 18% in the Aerospace and Commercial Segments, respectively.

Income from continuing operations excluding special charges increased 18% to $38.5 million, or $0.96 per diluted share compared to $32.7 million or $0.82 per diluted share in the prior year quarter. Income from continuing operations attributable to common shareholders including special charges declined to $6.3 million or $0.16 per diluted share compared to $28.6 million or $0.72 per diluted share in the prior year quarter. Special charges in the second quarter of 2009 included goodwill and intangible asset impairments of $33.3 million net of tax or $0.83 per diluted share. A complete reconciliation of the results for the comparable periods including the special charges is provided in the table below.

Income from discontinued operations attributable to common shareholders was $0.2 million, or $0.00 per diluted share compared to $6.3 million or $0.16 per diluted share in the prior year quarter. Net income attributable to common shareholders in the second quarter of 2009 was $6.5 million and diluted earnings per share available to common shareholders were $0.16 compared to $34.9 million and $0.88 per diluted share in the prior year quarter.

Cash flow from continuing operations increased 71% in the second quarter of 2009 to $82.7 million excluding a tax payment of approximately $97.5 million related to the gain on sale of the 51% ownership interest in Airfoil Technologies International - Singapore Pte. Ltd. (“ATI”). Excluding tax payments of $42.8 million related to the divestiture of the automotive and industrial businesses, cash flow from continuing operations for the second quarter of 2008 was $48.3 million.

(MORE)

“Teleflex continues to demonstrate the ability to consistently generate double-digit adjusted earnings growth despite operating in very difficult economic times,” said Jeffrey P. Black, chairman and chief executive officer. “We continue to make progress within our Medical Segment, as our adjusted operating margins in that segment approached 22%.” Added Black, “Despite the top-line revenue challenges we experienced in the first six months of 2009, we are raising our 2009 annual guidance for earnings per share excluding special charges to $3.40 to $3.60 per diluted share.”

Second Quarter Business Segment Commentary

Medical Segment

Medical Segment revenues of $363.9 million for the second quarter represented a decrease of 5% versus the prior year quarter due principally to the negative impact from currency. Core revenue increases in cardiac care, urology, anesthesia and surgical products were offset by declines in respiratory and orthopedic devices sold to medical OEM’s. Core revenues increased 5% sequentially from the first quarter of 2009.

Medical Segment sales by product group were comprised of the following:

	Three Months	Three Months	QTD Change	QTD Change
	Ended	Ended	As	Constant
	June 28, 2009	June 29, 2008*	Reported	Currency
	(Dollars in millions)
Critical Care	$230.9	$246.3	(6)%	—%
Surgical	73.1	74.4	(2)%	5%
Cardiac Care	19.3	19.0	2%	7%
OEM	37.7	40.8	(8)%	(6)%
Other	2.9	3.8	(24)%	(12)%

Total Sales	$363.9	$384.3	(5)%	—%

Adjusted segment operating profit increased to $79.1 million from $74.2 million in the prior year. The improvement resulted from lower operating expenses, reduced FDA remediation spending, and synergies from the Arrow integration activities offset by the effect of the stronger U.S. dollar. Adjusted segment operating margins in the quarter improved 240 basis points to 21.7% versus 19.3% in the prior year quarter. A reconciliation of adjusted segment operating profit and margins are noted in the table below.

Aerospace Segment

Aerospace Segment revenues declined 44% in the second quarter of 2009 to $37.0 million from $65.7 million in the same period last year. Lower sales of wide body cargo handling systems caused by a lower number of cargo system conversions in the aftermarket, lower wide body cargo spares, components and repairs and lower demand for cargo containers and actuators due to the current weakness in the commercial aviation sector were the principal factors driving the 36% decline in core revenue during the quarter. An unfavorable currency impact of 8% also contributed to the decline.

Segment operating profit decreased in the second quarter of 2009 to $1.0 million from $7.7 million in the same period last year. This was principally due to the lower sales volumes across all product lines noted above, including an unfavorable mix of lower margin systems sales compared with spares and repairs, that was partially offset by cost reduction initiatives that resulted in lower operating costs. Segment operating margin for the quarter was 2.8% versus 11.6% in the prior year quarter.

(MORE)

Commercial Segment

Commercial Segment revenues declined 25% in the second quarter of 2009 to $82.2 million from $109.6 million in the same period last year, 18% of which is due to a decline in core revenue. The core revenue decline was principally a result of a decrease in sales of marine products to OEM manufacturers for the recreational boat market and lower volumes of alternate fuel systems and rigging services. An unfavorable currency impact of 3% and the impact of the Marine gauge business divestiture of 4% contributed to the decline.

During the second quarter of 2009 operating profit in the Commercial Segment declined to $3.2 million from $9.5 million in the prior year period, principally due to the lower sales volumes, higher warranty costs in the Power Systems business and the sale of higher cost inventory in the rigging services business, which more than offset the impact from the elimination of approximately $4 million of operating costs compared to the prior year quarter. Segment operating margin for the quarter was 3.9% versus 8.6% in the prior year quarter.

Power Systems Transaction

On July 20, 2009, the Company announced the signing of a definitive agreement to sell its Power Systems business for $14.5 million. The transaction is expected to close in the third quarter, at which time Power Systems will be reflected in the Company’s consolidated financial statements as a discontinued operation. Accordingly, the second quarter and year to date consolidated financial results from continuing operations include the Power Systems business.

Six Month Results

For the first six months of 2009, Teleflex revenues from continuing operations decreased 13% to $952.7 million from $1.1 billion in the first six months of 2008. Income from continuing operations excluding special charges increased 18% to $68.7 million or $1.72 per diluted share, compared to $58.4 million or $1.47 per diluted share in the prior year. Income from continuing operations attributable to common shareholders including special charges decreased to $32.7 million or $0.82 per diluted share compared to $43.6 million or $1.10 per diluted share in the prior year.

Income from discontinued operations attributable to common shareholders was $189.3 million or $4.74 per diluted share compared to $14.3 million or $0.36 per diluted share in the prior year. 2009 results from discontinued operations include a gain, net of tax, of $178.3 million or $4.47 per diluted share from the sale of ATI.

Net income attributable to common shareholders for the first six months of 2009 was $222.0 million and diluted earnings per share available to common shareholders were $5.56 compared to $57.9 million and $1.46 per diluted share in the prior year period, respectively.

Cash flow from continuing operations for the first six months of 2009 totaled $78.2 million, excluding a tax payment of approximately $97.5 million related to the gain on sale of ATI. Excluding tax payments of $90.2 million related to the divestiture of the automotive and industrial businesses, cash flow from continuing operations for the first six months of 2008 was $75.5 million.

Business Outlook for 2009

The Company raised its full year 2009 guidance for income from continuing operations to $3.40 to $3.60 per diluted share, excluding special charges, an increase of 9% to 15% compared to the prior year. Special

(MORE)

charges for 2009 are expected to be in the range of $1.00 to $1.05 per diluted share. This compares to the company’s previous guidance of $3.25 to $3.55 per diluted share excluding special charges which were expected to be in the range of $0.30 to $0.40. Core revenue growth in the Medical segment is expected in the low single digits for the full year. The Company expects cash flow from continuing operations for the full year to be approximately $210 to $220 million, exclusive of the tax payment related to the gain on the sale of ATI.

Second Quarter Conference Call Webcast and Additional Information

As previously announced, Teleflex will comment on its second quarter results on a conference call to be held Monday, July 27, 2009, at 9:00 a.m. (ET). The call will be available live and archived on the company’s website at www.teleflex.com and accompanying presentations will be posted prior to the call. An audio replay will be available until July 31, 2009 by calling 888-286-8010 (U.S./Canada) or 617-801-6888 (International), Passcode: 29581742.

Additional Notes

Core growth includes activity of a purchased company beyond the initial twelve months after the date of acquisition. Core growth excludes the impact of translating the results of international subsidiaries at different currency exchange rates from year to year, and the activity of companies that have been divested within the most recent twelve month period.

Certain financial information is presented on a rounded basis, which may cause minor differences.

Segment operating profit includes a segment’s net revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and non-controlling interest. Unallocated corporate expenses, gains or losses on sales of assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

Segment commentary excludes the impact of discontinued operations, items included in restructuring and impairment charges, losses and other charges, and fair market value adjustments for inventory as disclosed in the condensed consolidated statements of income.

• Certain reclassifications within product categories have been made to 2008 results to conform with current year presentation.

Notes on Non-GAAP Financial Measures

This press release addresses certain non-GAAP income measures.  We use these financial measures for internal managerial purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. These financial measures are presented in addition to results presented in accordance with GAAP and should not be relied upon as a substitute for GAAP financial measures.

This press release includes financial measures which exclude the effect of charges associated with our restructuring programs and asset impairments, charges related to the Arrow acquisition, (gain)/loss on sale of assets and other charges, and tax adjustments. Management believes these measures are useful to investors because they eliminate items that do not reflect Teleflex’s day-to-day operations. Tables reconciling these non-GAAP measures to the most directly comparable GAAP measures are set forth below.

(MORE)

Second Quarter Reconciliation of Income from Continuing Operations

	Three Months Ended			Three Months Ended
	June 28, 2009			June 29, 2008
	Continuing Operations			Continuing Operations
		(dollars in thousands, except per share)
Income and diluted earnings per share attributable to common shareholders		$6,289	$0.16	$28,614	$0.72
Restructuring and impairment charges		38,039		2,591
Tax benefit		(1,844)		(844)

Restructuring and impairment charges, net of tax		36,195	0.91	1,747	0.04

Losses and other charges (A)		480		3,547
Tax benefit		(164)		(1,190)

Losses and other charges, net of tax		316	0.01	2,357	0.06

Tax adjustments (C)		(4,305)	(0.11)	—	—
Income and diluted earnings per share excluding restructuring and impairment charges, losses and other charges, and tax adjustments	$	38,495	$0.96	$32,718	$0.82

Year to Date Reconciliation of Income from Continuing Operations

	Six Months Ended			Six Months Ended
	June 28, 2009			June 29, 2008
	Continuing Operations			Continuing Operations
		(dollars in thousands, except per share)
Income and diluted earnings per share attributable to common shareholders	$	32,703	$0.82	$43,635	$1.10
Restructuring and impairment charges		40,502		11,447
Tax benefit		(2,560)		(3,666)

Restructuring and impairment charges, net of tax		37,942	0.95	7,781	0.20

Losses and other charges (A)		3,706		3,841
Tax benefit		(1,375)		(1,265)

Losses and other charges, net of tax		2,331	0.06	2,576	0.06

Fair market value inventory adjustment (B)		—		6,936
Tax benefit		—		(2,487)

Fair market value inventory adjustment, net of tax		—	—	4,449	0.11
Tax adjustments (C)		(4,305)	(0.11)	—	—
Income and diluted earnings per share excluding restructuring and impairment charges, losses and other charges, fair market value inventory adjustment, and tax adjustments	$	68,671	$1.72	$58,441	$1.47

(A) In 2009, losses and other charges principally relate to loss on sale of assets and restructuring related costs associated with the Arrow acquisition. In 2008, losses and other charges relate to restructuring related costs associated with the Arrow acquisition.

(B) The fair market value inventory adjustment reflects the absorption of the residual Arrow inventory purchase price adjustment from acquisition date.

(C) The tax adjustment benefit represents benefits from the net reduction in income tax reserves and discrete tax benefits related primarily to the expiration of the statute of limitations for various uncertain tax positions, the settlement of tax audits and adjustments to previously filed tax returns.

(MORE)

Adjusted Medical Segment Operating Profit and Margins

	Three Months Ended	Three Months Ended
	June 28, 2009	June 29, 2008
	(dollars in thousands)
Medical Segment operating profit as reported	$78,575	$70,652
Medical Segment operating margin as reported	21.6%	18.4%
Add: Integration costs not qualified for restructuring	480	3,547

Adjusted Medical Segment operating profit	$79,055	$74,199
Adjusted Medical Segment operating margin	21.7%	19.3%

	Six Months Ended	Six Months Ended
	June 28, 2009	June 29, 2008
	(dollars in thousands)
Medical Segment operating profit as reported	$148,768	$141,564
Medical Segment operating margin as reported	21.1%	18.7%
Add: Inventory Fair Market Value Adjustment	—	6,936
Add: Integration costs not qualified for restructuring	1,109	3,823

Adjusted Medical Segment operating profit	$149,877	$152,323
Adjusted Medical Segment operating margin	21.3%	20.1%

Second Quarter Reconciliation of Cash Flow from Operations

	Three Months Ended	Three Months Ended
	June 28, 2009	June 29, 2008
	(dollars in thousands)
Cash flow from operations as reported	$(14,863)	$5,478
Add: Tax payments on gain on sale of ATI business	97,536	—
Add: Tax payments on gain on sale of automotive and industrial businesses	—	42,833

Adjusted cash flow from operations	$82,673	$48,311

Year to Date Reconciliation of Cash Flow from Operations

	Six Months Ended	Six Months Ended
	June 28, 2009	June 29, 2008
	(dollars in thousands)
Cash flow from operations as reported	$(19,317)	$(14,772)
Add: Tax payments on gain on sale of ATI business	97,536	—
Add: Tax payments on gain on sale of automotive and industrial businesses	—	90,235

Adjusted cash flow from operations	$78,219	$75,463

(MORE)

About Teleflex Incorporated

Teleflex is a diversified company with a significant presence in medical technology and niche businesses serving aerospace and commercial markets, providing innovative solutions for customers around the world. Teleflex employs approximately 12,800 people worldwide who focus on providing innovative solutions for customers. Additional information about Teleflex can be obtained from the company’s website at www.teleflex.com.

Caution Concerning Forward-looking Information

This press release contains forward-looking statements, including, but not limited to, statements relating to our forecast of diluted earnings per share from continuing operations excluding special charges for 2009; expected range of special charges for 2009; our forecast of diluted earnings per share from continuing operations attributable to common shareholders including special charges for 2009; expected cash flow from continuing operations for 2009 excluding the effects of a tax payment; and our forecast of Medical Segment revenue growth for 2009.  Actual results could differ materially from those in these forward-looking statements due to, among other things, conditions in the end markets we serve, customer reaction to new products and programs, our ability to achieve sales growth, price increases or cost reductions; our ability to realize efficiencies; changes in material costs and surcharges; unanticipated difficulties in connection with consolidation of manufacturing and administrative functions; unanticipated difficulties, expenditures and delays in connection with the integration of Arrow International, including delays in the implementation of integration programs and adverse customer and shareholder reaction; unanticipated difficulties, expenditures and delays in complying with government regulations applicable to our businesses, including unanticipated costs and difficulties in connection with the resolution of issues related to the FDA corporate warning letter issued to Arrow; our ability to meet our debt obligations; changes in general and international economic conditions; and other factors described in Teleflex’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10K.

(MORE)

TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008
	(Dollars and shares in thousands, except per share)
Net revenues.....................................................................	$483,059	$559,678	$952,734	$ 1,101,788
Materials, labor and other product costs.....................................	277,048	325,362	550,599	654,033

Gross profit...................................................................	206,011	234,316	402,135	447,755
Selling, engineering and administrative expenses..........................	133,956	157,445	262,720	305,018
Net loss on sales of businesses and assets......................................	—	—	2,597	18
Goodwill impairment..........................................................	31,873	—	31,873	—
Restructuring and other impairment charges................................	6,166	2,591	8,629	11,447

Income from continuing operations before interest and taxes.........	34,016	74,280	96,316	131,272
Interest expense.........................................................	21,999	31,376	47,401	62,459
Interest income............................................................	(1,463)	(446)	(1,677)	(1,407)

Income from continuing operations before taxes........................	13,480	43,350	50,592	70,220
Taxes on income from continuing operations..............................	6,889	14,477	17,351	26,139

Income from continuing operations.........................................	6,591	28,873	33,241	44,081

Operating income from discontinued operations (including gain on disposal of $275,787 in 2009 and loss on disposal of $4,808 for the three and six month periods in 2008)	—	14,132	297,975	29,327
Taxes (benefit) on income from discontinued operations...............	(181)	(1,036)	98,837	(630)

Income from discontinued operations......................................	181	15,168	199,138	29,957

Net income.....................................................................	6,772	44,041	232,379	74,038
Less: Net income attributable to noncontrolling interest.................	302	259	538	446
Income from discontinued operations attributable to noncontrolling interest.................................................	—	8,839	9,860	15,706

Net income attributable to common shareholders.........................	$6,470	$34,943	$221,981	$57,886

Earnings per share available to common shareholders:
Basic:
Income from continuing operations ..................................	$0.16	$0.72	$0.82	$1.10
Income from discontinued operations ...............................	$—	$0.16	$4.77	$0.36

Net income ................................................................	$0.16	$0.88	$5.59	$1.47

Diluted:
Income from continuing operations ..................................	$0.16	$0.72	$0.82	$1.10
Income from discontinued operations ...............................	$—	$0.16	$4.74	$0.36

Net income ...............................................................	$0.16	$0.88	$5.56	$1.46

Dividends per share............................................................	$0.34	$0.34	$0.68	$0.66
Weighted average common shares outstanding:
Basic.........................................................................	39,717	39,562	39,704	39,508
Diluted.......................................................................	39,921	39,831	39,899	39,770
Amounts attributable to common shareholders:
Income from continuing operations, net of tax.....................	$6,289	$28,614	$32,703	$43,635
Discontinued operations, net of tax..................................	181	6,329	189,278	14,251

Net income............................................................	$6,470	$34,943	$221,981	$57,886

(MORE)

TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 28,		December 31,
	2009		2008
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents.........................................................................		$114,270		$107,275
Accounts receivable, net..........................................................................		275,320		311,908
Inventories, net.....................................................................................		411,231		424,653
Prepaid expenses and other current assets....................................................		20,998		21,373
Income taxes receivable............................................................................		37,621		17,958
Deferred tax assets................................................................................		60,110		66,009
Assets held for sale..................................................................................		8,689		8,210

Total current assets...........................................................................		928,239		957,386
Property, plant and equipment, net...................................................................		329,466		374,292
Goodwill.................................................................................................		1,444,424		1,474,123
Intangibles and other assets, net......................................................................		1,060,418		1,090,852
Investments in affiliates...............................................................................		15,951		28,105
Deferred tax assets...................................................................................		265		1,986

Total assets.....................................................................................	$	3,778,763	$	3,926,744

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current borrowings..................................................................................		$5,736		$108,853
Accounts payable.................................................................................		104,295		139,677
Accrued expenses.................................................................................		106,361		125,183
Payroll and benefit-related liabilities............................................................		71,332		83,129
Derivative liabilities..............................................................................		20,005		27,370
Accrued interest.....................................................................................		24,103		26,888
Income taxes payable..............................................................................		3,439		12,613
Deferred tax liabilities.............................................................................		5,735		2,227

Total current liabilities........................................................................ ..		341,006		525,940
Long-term borrowings.................................................................................		1,299,686		1,437,538
Deferred tax liabilities..................................................................................		335,180		324,678
Pension and postretirement benefit liabilities......................................................		172,650		169,841
Other liabilities.......................................................................................		163,683		182,864

Total liabilities........................................................................ ..........		2,312,205		2,640,861
Commitments and contingencies
Total common shareholders’ equity..................................................................		1,462,050		1,246,455
Noncontrolling interest..............................................................................		4,508		39,428

Total equity..................................................................................... ..		1,466,558		1,285,883

Total liabilities and equity.....................................................................	$	3,778,763	$	3,926,744

(MORE)

TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 28,	June 29,
	2009	2008
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income ...................................................................................	$232,379	$	74,038
Adjustments to reconcile net income to net cash used in operating activities:
Income from discontinued operations..............................................	(199,138)		(29,957)
Depreciation expense..................................................................	29,237		31,115
Amortization expense of intangible assets........................................	22,230		23,503
Amortization expense of deferred financing costs..............................	3,610		2,510
Impairment of long-lived assets.....................................................	2,474		—
Impairment of goodwill................................................................	31,873		—
Stock-based compensation.........................................................	4,236		4,241
Net loss on sales of businesses and assets...........................................	2,597		18
Other....................................................................................	3,024		1,811
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable....................................................................	11,590		(10,417)
Inventories...............................................................................	(7,218)		1,855
Prepaid expenses and other current assets.........................................	1,445		5,537
Accounts payable and accrued expenses.............................................	(41,163)		10,653
Income taxes payable and deferred income taxes................................	(116,493)		(129,679)
Net cash used in operating activities from continuing operations...........	(19,317)		(14,772)

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings....................................................	10,000		—
Reduction in long-term borrowings....................................................	(249,178)		(38,983)
Decrease in notes payable and current borrowings.....................................	(651)		(1,340)
Proceeds from stock compensation plans...............................................	367		5,586
Payments to noncontrolling interest shareholders......................................	(295)		(442)
Dividends..................................................................................	(27,014)		(26,086)

Net cash used in financing activities from continuing operations.............	(266,771)		(61,265)

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment........................................	(15,078)		(16,782)
Proceeds from sales of businesses and assets, net of cash sold.......................	300,000		—
Payments for businesses and intangibles acquired, net of cash acquired............	(541)		(6,083)
Investments in affiliates....................................................................	—		(250)
Net cash provided by (used in) investing activities from continuing operations.....................................................................	284,381		(23,115)

Cash Flows from Discontinued Operations:
Net cash provided by operating activities...................................	17,688		31,111
Net cash used in financing activities...................................................	(11,075)		(24,500)
Net cash used in investing activities.......................................................	(1,103)		(1,023)

Net cash provided by discontinued operations...................................	5,510		5,588

Effect of exchange rate changes on cash and cash equivalents.........................	3,192		(4,536)

Net increase (decrease) in cash and cash equivalents......................................	6,995		(98,100)
Cash and cash equivalents at the beginning of the period.................................	107,275		201,342

Cash and cash equivalents at the end of the period........................................	$114,270	$	103,242

(MORE)

	Three Months Ended				Six Months Ended
		June 28,		June 29,		June 28,		June 29,
		2009		2008		2009		2008
				(Dollars in thousands)
Segment data:
Medical............................................................	$	363,928	$	384,335	$	704,470		$758,392
Aerospace.........................................................		36,961		65,733		80,690		132,021
Commercial.......................................................		82,170		109,610		167,574		211,375

Segment net revenues........................................	$	483,059	$	559,678	$	952,734	$	1,101,788

Medical............................................................		$78,575		$70,652	$	148,768		$141,564
Aerospace.........................................................		1,020		7,657		4,057		12,585
Commercial.......................................................		3,171		9,460		7,832		12,307

Segment operating profit(1) ...................................		82,766		87,769		160,657		166,456
Less: Corporate expenses....................................		11,013		11,157		21,780		24,165
Net loss on sales of businesses and assets..................		—		—		2,597		18
Goodwill impairment..........................................		31,873		—		31,873		—
Restructuring and other impairment charges.................		6,166		2,591		8,629		11,447
Noncontrolling interest (2) .........................................		(302)		(259)		(538)		(446)

Income from continuing operations before interest and taxes.........................................................		$34,016		$74,280		$96,316		$131,272

(1)	Segment operating profit includes a segment’s net revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, gain on sales of assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Noncontrolling interest is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and noncontrolling interest, as presented on the Company’s condensed consolidated statements of income for the three and six months ended June 28, 2009 and June 29, 2008, respectively.

###